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For Further Information:



Michael D. Picchi
Fruehauf Trailer Corporation
(317) 630-3000


    FRUEHAUF TRAILER ANNOUNCES ROLLER DEPARTURE


Indianapolis, Indiana -- August 20, 1996 -- Fruehauf
Trailer Corporation (NYSE:FTC) today announced that Thomas
B. Roller, the President and Chief Executive Officer of the Company, has resigned, effective September 15, to become the President and Chief Executive Officer of Wolverine Tube, Inc. Wolverine Tube is a leading North
American manufacturer and distributor of copper and copper alloy tube. A successor has not, as yet, been named.

Mr. Roller stated: "While I very much regret leaving
Fruehauf, I do so knowing that the Company has a strong management team and many fine employees who will continue to pursue the initiatives which are under way."

Fruehauf Trailer Corporation is one of the leading manufacturers of truck trailers, producing, marketing, and servicing the industry's widest range of dry freight van, refrigerated van, platform, dump and liquid and dry bulk tank trailers. Among the largest suppliers of trailer parts in North America, Fruehauf products are sold throughout the truck trailer industry's largest
Company-owned dealer and authorized independent dealer network in North America.


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